Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-153251) pertaining to the Citizens First National Bank 401(k) and Profit Sharing Plan, of our report dated June 17, 2009, with respect to the financial statements of Citizens First National Bank 401(k) and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
/s/ BKD, LLP
Decatur, Illinois
June 17, 2009